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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): October 17, 2006

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    Colorado
                 (State or other jurisdiction of incorporation)

               000-26017                              58-2222646
              -----------                            ------------
        (Commission File Number)           (IRS Employer Identification No.)

                           940 Calle Amanecer Suite E
                         San Clemente, California 92673
                            Telephone: (949) 542-7440

          (Address and telephone number of principal executive offices and place of business)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Reclamation Consulting and Applications, Inc. ("we", "us" or the "Company")
files this report on Form 8-K to report the following:

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 17, 2006, we entered into a Note Purchase Agreement (the "Agreement") with Canvasback Company Limited, a company organized under the laws of the country of Anguilla (the "Lender"), pursuant to which we issued the Lender an Unsecured Convertible Promissory Note (the "Note") for the aggregate principal amount of Two Million, Seventy-Nine Thousand, Sixty-Seven Dollars ($2,079,067) (the "Loan"), accruing interest at the annual rate of ten percent (10%) per annum and maturing on October 17, 2007. At any time after a Conversion Event (as defined below), the Loan is convertible, at the election of the Lender, into a number of shares of the Company's common stock (the "Conversion Shares") obtained by dividing the aggregate amount of principal and accrued but unpaid interest due under the Note as of the date of conversion, by Two and One-Half Cents ($.025). As of October 18, 2006, and if a Conversion Event had occurred by this date, the amount of common stock shares issuable upon full conversion of the Note would be 83,162,680 shares, or approximately fifty nine percent (59 %) of our outstanding common stock.

As discussed below, due to substantial restrictions on our ability to raise capital through the issuance of our equity securities, it has been difficult to raise capital to fund our working capital needs. Since April 6, 2006, the Lender has periodically infused capital into the Company in the form of unsecured debt to allow us to meet our obligations and continue operations. Accordingly, the Note reflects the memorialization of all such unsecured debt. In exchange for the right to convert the Loan, the Lender has agreed to provide us with an additional One Hundred Twenty Thousand Dollars ($120,000) of unsecured debt (the "Subsequent Loan" and, together with the Loan, the "Unsecured Debt"), which Subsequent Loan will likewise be subject to the same terms and conditions and have the same conversion rights as set forth in the Agreement and the Note.

In light of the restrictions on our ability to raise capital through the issuance of our common stock at a price below the market value on the date of such issuance, the Lender has agreed that the conversion provisions applicable to the Unsecured Debt will not become operative unless and until either (i) we obtain the prior written consent of the Existing Noteholders (as defined below) to permit the Conversion of the Unsecured Debt, or any portion thereof, into Conversion Shares pursuant to the terms of the Agreement; or (ii) the Securities Purchase Agreement (as defined below) is terminated pursuant to terms and all our obligations under the Securities Purchase Agreement have been fully satisfied or waived (each, a "Conversion Event").

As previously disclosed in our filings with the Securities and Exchange Commission (the "Commission"), on June 23, 2005, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Existing Noteholders") pursuant to which we issued to each of the Existing Noteholders a Secured Convertible Note (collectively, the "Convertible Notes"). The Securities Purchase Agreement requires that we obtain the written consent of a majority of the Existing Noteholders prior to obtaining additional equity financing through the issuance of our Common Stock at a discount to the market price of the Common Stock on the date of issuance.


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In addition, we have agreed that, within sixty (60) days after the issuance of any Conversion Shares, or as soon afterward as the Company may determine in good faith to be commercially reasonable, but in no event later than one hundred eighty (180) days, we will file a registration statement with the Commission seeking to have such Conversion Shares registered for public sale on Form SB-2 or other applicable form of registration statement, and naming the holders (the "Holders") as selling stockholders (unless any Holder shall notify the Company in advance that it does not desire to be included in any such registration statement). The Company shall pay for all registration expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement. All individual selling expenses incurred in connection with any such registration, qualification or compliance, including without limitation any separate counsel which any Holder may desire to engage in connection with the filing of such registration statement apart from the Company's counsel, will be borne by the Holders of the Conversion Shares participating in such registration, pro rata on the basis of the number of their shares so registered.

A copy of the Note Purchase Agreement and the Unsecured Convertible Note (attached as Exhibit A to the Note Purchase Agreement), is attached as Exhibit
10.30 to this Current Report on Form 8-K.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT.

Our discussion under Item 1.01 of this Current Report is hereby incorporated by this reference.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

Our discussion under Item 1.01 of this Current Report is hereby incorporated by this reference.


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ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.     Description
-----------     -----------

10.30 Note Purchase Agreement, dated as of October 17, 2006, by and between Reclamation Consulting and Applications, Inc. and Canvasback Company Limited, and Anguilla company.


SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reclamation Consulting and Applications, Inc.

By: /s/ Gordon Davies
   ------------------------
Gordon Davies, President

Dated:  October 20, 2006


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